                                                                    Exhibit 32.1

             CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO
      SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350


         The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer of MIVA, Inc., a Delaware corporation (the "Company") and hereby further certifies as follows:

                  (1) The Quarterly Report containing financial statements to which this certificate is an exhibit fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Quarterly Report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Company.

         In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.


August 15, 2005                             /s/  Craig A. Pisaris-Henderson
                                            --------------------------------
                                                 Craig A. Pisaris-Henderson
                                                 Chief Executive Officer